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                                                                  EXHIBIT 10.3

                               111 SUTTER STREET

                                    SUBLEASE

                        (SHOPNOW.COM/FORT POINT PARTNERS)

        THIS SUBLEASE is made and entered into as of April 6, 2000, to be effective on the date on which this Sublease is fully executed and delivered by the parties hereto and Landlord's written consent hereto is procured (the "Effective Date"), by and between ShopNow.com, Inc., a Washington corporation ("ShopNow"), and Fort Point Partners, Inc., a California corporation ("Subtenant").

                                    RECITALS

        A. ShopNow entered into that certain Office Building Lease, dated September 21, 1999 (the "Master Lease"), in which CEP Investors XII LLC ("Landlord") leased to ShopNow and ShopNow leased from Landlord certain premises consisting approximately of 50,833 rentable square feet located on the 8th, 9th, 10th, and 11th floors of the building commonly known as 111 Sutter Street, situated in the City of San Francisco, California, as more particularly described in the Master Lease. A copy of the Master Lease is attached hereto as Attachment 1. A complete copy of Tenant's Plans (as defined in the Master Lease) is attached hereto as Attachment 2. All capitalized terms used herein, unless otherwise provided herein, shall have the meanings ascribed to them in the Master Lease.

        B. ShopNow and Subtenant desire to enter into a sublease of a portion of the Master Premises consisting approximately of 12,703 rentable square feet (the "Premises") and consisting of the entire 9th floor portion of the Master Premises, as shown on the floor plan attached hereto as Attachment 3, upon the terms and conditions set forth herein.

                                   AGREEMENTS

        In consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. Premises. ShopNow leases to Subtenant and Subtenant leases from ShopNow the Premises.

        2. Term. The term of this Sublease shall commence as of the later (the "Sublease Commencement Date") of the Effective Date or the Term Commencement Date (as defined in the Master Lease), and expire upon the earlier of (i) expiration or earlier termination of the Master Lease, or (ii) the last day of the month that is fourteen (14) months after the Sublease Commencement Date. ShopNow agrees to use reasonable efforts to request Landlord to cause the Term Commencement Date to occur on or before May 1, 2000. In the event that the Sublease Commencement Date has not occurred as to all portions of the Premises on or before May 1, 2000, due to



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causes within ShopNow's reasonable control, Subtenant shall be entitled to a reduction in Base Rent to $37.00 per annum per rentable square foot of the Premises not timely delivered for each day that possession of any portion of the Premises is not timely delivered. If the Sublease Commencement Date as to all portions of the Premises has not occurred on or before July 1, 2000, each of ShopNow and Subtenant may elect to terminate this Sublease (in which case neither party shall have any further duties or liabilities hereunder) upon five
(5) days written notice to the other party unless the Sublease Commencement Date occurs during such 5-day period. From and after the later of the Effective Date or the Physical Possession Date (as defined in the Master Lease) until the Sublease Commencement Date, subject to the terms hereof and of the Master Lease, Subtenant and its consultants and contractors shall be permitted to enter the Premises in order to install telephone networks, computer networks and the Cabling (as defined below) in accordance with Tenant's Plans, provided that such work does not interfere with the construction of the Tenant Improvements and the Landlord Improvements.

        3. Incorporation of Master Lease. Except for the Premises, rent, the total percentage of Tenant's Proportionate Share, commencement and termination dates, rent payment due date, security deposit, notice addresses and brokers, this Sublease is made upon and shall be subject to all of the terms and conditions set forth in the Master Lease, which terms and conditions are incorporated herein by this reference, as if ShopNow were the landlord and Subtenant were the tenant and the Premises hereunder were the "Leased Premises" under the Master Lease; provided, however, that any other provisions of the Master Lease which are inconsistent or contradictory with the provisions of this Sublease, and the following provisions of the Master Lease, are not incorporated herein: Sections 3.01, 3.03, 5.14, 5.16 (excepting the first, second, seventh and eighth sentences thereof), 8.01, 9.02, 9.11, Exhibit A and Exhibit B (excepting the first two sentences of Section 1 [excluding provisions relating to approval by Tenant], first sentence of Section 4(a), Section 4(b) and Section 8 thereof) and Exhibit F (collectively, the "Excluded Obligations"). In case of any default hereof by Subtenant, ShopNow shall have all rights against Subtenant as would be available to Landlord against the tenant under the Master Lease if such default were by the tenant thereunder. Subtenant acknowledges that it has read and understands the Master Lease attached hereto as Attachment 1, which ShopNow represents and warrants is a true and complete copy of the Master Lease. Except as otherwise provided herein with respect to the Premises, rent, Tenant's Proportionate Share, commencement and termination dates, rent payment due date, security deposit, notice addresses, brokers and the Excluded Obligations, Subtenant agrees to perform, observe, and be bound by all of the promises, obligations, acknowledgments, terms, and conditions by, of, or applicable to ShopNow (but solely to the extent applicable to the Premises) under the Master Lease from and after the Sublease Commencement Date. ShopNow hereby grants to Subtenant the right to receive all of the rights, services and benefits with respect to the Premises which are to be provided by Landlord under the Master Lease. Notwithstanding anything contained herein to the contrary, ShopNow does not by this Sublease promise or agree to perform any obligation undertaken or assumed by Landlord under the Master Lease. Subtenant agrees that Subtenant shall look solely to Landlord to furnish all services and to perform all obligations which Landlord has agreed



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to perform and observe under the Master Lease with respect to the Premises, and
ShopNow shall not be liable to Subtenant or deemed in default hereunder for failure of Landlord to perform or observe the same. ShopNow will, however, use ShopNow's good faith, reasonable efforts to obtain performance by Landlord for Subtenant's benefit under the Master Lease. Such efforts shall include, without limitation, upon Subtenant's written request to ShopNow therefor, if ShopNow reasonably concurs with Subtenant regarding Landlord's nonperformance, immediately notifying Landlord of its nonperformance under the Master Lease and requesting Landlord to perform its obligations under the Master Lease. If Landlord does not perform its obligations under the Master Lease, subject to ShopNow's prior written consent and exercise of reasonable efforts to cause such performance by Landlord, Subtenant shall be entitled to pursue, in the name of ShopNow, all remedies against Landlord which are available to the tenant under the Master Lease and ShopNow agrees to reasonably cooperate with Subtenant, at the sole cost of Subtenant, in any such action.

        4. Rent. Subtenant shall pay to ShopNow, without demand or offset (except as provided herein) on or before the date which is five (5) days before the applicable due date under the Master Lease the Gross Rent (including Base Rent and Tenant's Proportionate Share of Increased Basic Operating Cost), and, on or before the later of (i) five (5) days after ShopNow's or Landlord's written demand therefor; or (ii) five (5) days before the date such sums are due, any Additional Rent and all other amounts payable under the Master Lease and attributable to the Premises; provided, however, the Base Rent payable hereunder by Subtenant shall be $63,515 per month and Tenant's Proportionate Share of Increased Basic Operating Cost for the Premises shall be four and 96/00 percent (4.96%) for the Premises.

        5. Additional Charges. If ShopNow shall be charged for additional rent or other sums arising during the term of this Sublease pursuant to the provisions of the Master Lease, attributable to the Premises or Subtenant, including without limitation provisions relating to extra services provided to Subtenant at its request, for which ShopNow is responsible under the Master Lease, Subtenant shall be liable for such additional rent or sums. Any rent or other sums payable by Subtenant under this Section 5 shall be additional rent and collectible as such.

        6. Security Deposit. Subtenant has paid ShopNow the sum of Ninety-five Thousand Dollars ($95,000), as security for the full and faithful performance of the terms, covenants, and conditions of this Sublease on Subtenant's part to be performed or observed, including without limitation payment of Gross Rent and Additional Rent and all other amounts payable hereunder and under the Master Lease in default or for any other sum which ShopNow may reasonably expend or be required to expend by reason of Subtenant's default, including any damages or deficiencies in reletting the Premises, in whole or in part, whether such damages or deficiencies shall accrue before or after summary proceedings or other re-entry by ShopNow. If ShopNow uses or applies all or any part of the security deposit, Subtenant shall, on demand, pay to ShopNow a sum sufficient to restore the security deposit to the full amount required by this Sublease. If Subtenant shall fully and faithfully comply with all the terms, covenants, and conditions of this Sublease on Subtenant's part to be performed or observed, the security deposit,



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or any unapplied balance thereof, shall be returned to Subtenant within thirty
(30) days after the termination of the term of this Sublease and the removal of Subtenant and surrender of possession of the Premises to ShopNow. ShopNow shall have no obligation to segregate the security deposit from its general funds or to pay interest in respect thereof. No part of the security deposit shall be considered to be held in trust, or to be prepayment of any monies to be paid by Subtenant under this Sublease.

        7. Indemnity. Subtenant agrees to indemnify, defend and hold harmless ShopNow from and against all liabilities, claims, causes of action, losses, costs and expenses (including reasonable attorneys' fees and court costs) arising during the term of this Sublease to the extent caused by the negligence, willful misconduct, breach of this Sublease or breach of the Master Lease by Subtenant, its employees, contractors, invitees, licensees or agents. Nothing herein shall require Subtenant to protect ShopNow from and against any such risks to the extent caused by the negligence or willful misconduct by ShopNow, Landlord or their respective employees, contractors, invitees, licensees or agents or ShopNow's violation of laws or breach of its obligations or representations under this Sublease. ShopNow agrees to indemnify, defend and hold harmless Subtenant from and against all liabilities, claims, causes of action, losses, costs and expenses (including reasonable attorneys' fees and court costs) arising during the term of this Sublease to the extent caused by the negligence, willful misconduct, breach of this Sublease or breach of the Master Lease by ShopNow, its employees, contractors, invitees, licensees or agents. Nothing herein shall require ShopNow to protect Subtenant from and against any such risks to the extent caused by the negligence or willful misconduct by Subtenant, Landlord or their respective employees, contractors, invitees, licensees or agents or Subtenant's violation of laws or breach of its obligations or representations under this Sublease.

        8. Insurance. All insurance required to be maintained by ShopNow pursuant to the Master Lease shall be maintained by Subtenant (to the extent applicable to the Premises) and shall name ShopNow, Landlord and others designated in the Master Lease as additional insureds, in the same manner and with the same coverage, notice requirements, and endorsements as set forth in the Master Lease. Subject to Landlord's written agreement that the waiver set forth in Section 7.05 of the Master Lease shall run in favor of ShopNow and Subtenant and Landlord shall inform its insurer of such waiver in accordance therewith such that Landlord's insurer shall not hold any right of subrogation, Subtenant agrees that the waiver set forth in Section 7.05 of the Master Lease shall run in favor of Landlord, and Subtenant shall inform its insurer of such waiver in accordance therewith such that Subtenant's insurer shall not hold any right of subrogation.

        9. Acceptance of Premises; Alterations. Subtenant accepts the Premises in the condition existing at the Sublease Commencement Date. Subtenant will not demand that ShopNow make any improvement on the Premises or provide any maintenance thereof. Subtenant may make alterations and improvements to the Premises only in accordance with the provisions of the Master Lease. Notwithstanding anything herein or in the Master Lease to the contrary, Subtenant shall not be required to contribute, reimburse or otherwise pay for any costs of initial construction of the



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Landlord Improvements, the Tenant Improvements or any portions thereof, pursuant to Exhibit B to the Master Lease.

        10. Default by Subtenant; Re-entry. If Subtenant fails to pay rent or other sums due hereunder within three (3) days after written demand that the same are due or if Subtenant violates, breaches, or fails to keep or perform any covenant, agreement, term, or condition of this Sublease (other than payment of rent and other sums), and does not remedy such default or violation within twenty (20) days after notice in writing thereof given by ShopNow or Landlord to Subtenant specifying the matter claimed to be in default, ShopNow, at ShopNow's option, may pursue against Subtenant those remedies provided to Landlord in
Section 7.08 and other applicable provisions of the Master Lease.

        11. Surrender of Premises. Subtenant shall promptly yield and deliver to ShopNow possession of the Premises at the expiration or sooner termination of the term of this Sublease. Any holding over by Subtenant after the expiration or sooner termination of the term of this Sublease, with ShopNow's and Landlord's written consent, shall be construed to be a tenancy from month to month, at the rents and on all the terms and conditions set forth herein, to the extent not inconsistent with a month-to-month tenancy.

        12. Assignment. Subtenant shall not assign, mortgage, transfer, pledge or otherwise encumber its interest in this Sublease, nor sublet the Premises or permit the Premises to be occupied or used by any person other than Subtenant, in whole or in part, without ShopNow's and Landlord's consent, which shall not be unreasonably withheld, conditioned or delayed.

        13. Notices. Any notice or communication that either party desires or is required to give to the other party shall be in writing and either (i) served personally, (ii) sent by reputable courier service providing proof of delivery; or (iii) sent by return receipt requested, prepaid, first class registered or certified mail, addressed to the other party at the address set forth below. Any party may change its address by notifying the other party of the change of address. Notice shall be deemed received upon delivery evidenced by proof of delivery or return receipt.

        ShopNow:

        ShopNow.Com, Inc.
        411 First Avenue South
        Suite 200N
        Seattle, WA 98104
        Attn: General Counsel
        Fax: (206) 652 3105

        AND

        Haggingroup.com



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        489 Miller Avenue
        Mill Valley, CA 94941
        Attn:  Controller
        Fax:  (415) 381 1164

        Subtenant:

        Fort Point Partners, Inc.
        111 Sutter Street, Suite No. 2200
        San Francisco, CA  94104
        Attn: Kelly Green
        Fax:  (415) 395 4783

        14. Successors or Assigns. Except as otherwise expressly provided in this Sublease, all the terms, conditions, covenants, and agreements of this Sublease shall extend to and be binding upon ShopNow and Subtenant and their respective successors and assigns, and upon any person or persons coming into ownership or possession of any interest in the Premises by operation of law or otherwise.

        15. Partial Invalidity. If any term, covenant, or condition of this Sublease or the Master Lease, or the application thereof to any person or circumstance is, to any extent, invalid or unenforceable, the remainder of this Sublease and the Master Lease, or the application of such term, covenant, or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, or condition of this Sublease shall be valid and shall be enforced to the fullest extent permitted by law.

        16. Recordation. Neither ShopNow nor Subtenant shall record this Sublease or a memorandum hereof.

        17. Waiver. The waiver by either ShopNow or Subtenant of a breach of any term or condition of this Sublease shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition hereof.

        18. Entire Agreement. This Sublease and the Master Lease under which it is entered set forth the entire agreement of ShopNow and Subtenant concerning the lease of the Premises, and there are no other agreements or understandings, oral or written, between ShopNow and Subtenant concerning the lease of the Premises. Any subsequent modification or amendment of this Sublease shall be binding upon ShopNow and Subtenant only if in writing and signed by both parties.

        19. Brokers. ShopNow has been represented in this transaction by Colliers International ("ShopNow's Broker"), and Subtenant has been represented in this transaction by Cushman & Wakefield ("Subtenant's Broker"). Upon full execution of this Sublease by ShopNow and Subtenant, and Landlord's written consent hereto, ShopNow shall pay to ShopNow's Broker and Subtenant's Broker a fee for brokerage services rendered by them in this transaction provided for in separate written



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agreements between ShopNow and ShopNow's Broker. Each party represents and warrants to the other that ShopNow's Broker and Subtenant's Broker are the only agents, brokers, finders or other similar parties with whom such party has had any dealings in connection with the negotiation of this Sublease and the consummation of the transaction contemplated hereby. Each party hereby agrees to indemnify, defend and hold the other party free and harmless from and against liability for compensation or charges which may be claimed by any agent, broker, finder or other similar party by reason of any dealings with or actions of such indemnifying party in connection with the negotiation of this Sublease and the consummation of this transaction, including without limitation any costs, expenses and attorneys' fees incurred with respect thereto. The parties' obligations under this Section shall survive the expiration or earlier termination of this Sublease.

        20. Applicable Law. This Sublease shall be governed by and construed in accordance with the laws of the State of California.

        21. Time. Time is of the essence hereof.

        22. Approval of Landlord. Notwithstanding anything contained herein to the contrary, this Sublease shall not be effective until and unless Landlord consents to this Sublease by signing below. In the event that Landlord's consent is not obtained on or before the date that is thirty (30) days after the execution and delivery hereof by ShopNow and Subtenant, each of ShopNow and Subtenant may elect to terminate this Sublease (in which case neither party shall have any further duties or liabilities hereunder) upon five (5) days written notice to the other party unless Landlord's consent is obtained during such 5-day period.

        23. Signage. Subject to Section 4.4 and other applicable provisions of the Master Lease, ShopNow agrees to use reasonable efforts to cause Landlord to provide identification of Subtenant's name and suite numerals on a building directory in the Building lobby, to reasonably consent to Subtenant's proposed signage, and to assist Subtenant to receive Landlord's consent to the installation and maintenance of signage identifying Subtenant at each entrance to the Premises, at Subtenant's sole cost.

        24. Reimbursement of Cabling Costs. Commencing on the first day of the tenth (10th) full month of the term of this Sublease, Subtenant shall be entitled to deduct from Base Rent fifty percent (50%) of the costs incurred by Subtenant to install data, voice, telephone and other communications cabling in the Premises ("Cabling"); provided, however, the total amount to be so deducted from Base Rent shall not exceed the lesser of the amount of the final bid referenced below or $15,000 (the "Total Cost"), and the amount to be so deducted from Base Rent during any month shall not exceed $5,000. If this Sublease terminates for any reason whatsoever prior to the time Subtenant has received a full reimbursement of the Total Cost by way of deductions from Base Rent, Subtenant shall have no further right to receive reimbursement from ShopNow for the Cabling. Within five (5) business days after receipt of each of Subtenant's plans for the Cabling and/or the final bid for the Cabling, ShopNow shall provide its approval (not to be unreasonably withheld, conditioned or delayed) or specify



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the reasons for its disapproval. If ShopNow fails to timely provide its approval or disapproval, ShopNow shall be deemed to have provided its approval. Subtenant shall not be required or entitled to remove the Cabling upon expiration or earlier termination of this Sublease.

        25. Preservation of Master Lease. ShopNow agrees not to make any amendment or modification to the Master Lease (including, without limitation, Exhibit B (Initial Improvement of the Leased Premises) thereto and Tenant's Plans attached hereto as Attachment 2) which would materially increase Subtenant's obligations hereunder or decrease Subtenant's rights hereunder, without Subtenant's prior written consent. ShopNow represents and warrants that, to the best of its knowledge, neither party to the Master Lease is currently in default of its obligations thereunder and no event has occurred that, with the giving of notice or the passage of time, or both, will constitute an event of default thereunder.

        26. Authority. ShopNow and Subtenant represent and warrant to the other party that (i) they are corporations, duly formed, validly existing and in good standing under the laws of the State of Washington, and the State of California, respectively, (ii) they have the legal power, right and authority to enter into this Sublease, (iii) the individuals executing this Sublease and the instruments referenced herein on behalf of such party have the legal power, right and actual authority to bind that party to the terms and conditions hereof.

        27. Limitation of Liability. No present or future member, partner, advisor, trustee, director, officer, employee, beneficiary, shareholder, participant or agent of or in ShopNow or Subtenant shall have any personal liability, directly or indirectly, under or in connection with this Sublease and each of Subtenant and ShopNow shall look solely to the other party's assets for the payment of any claim or for any performance.

                   [SIGNATURES APPEAR ON THE FOLLOWING PAGE.]



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        EXECUTED as of the day and year first above written.

                                          SHOPNOW.COM, INC.,
                                          a Washington corporation

                                          By: /s/ ALAN KOSLON
                                             -----------------------------------

                                          Name: Alan Koslon
                                               ---------------------------------

                                          Title: CFO
                                                --------------------------------
                                          Date:                  , 2000
                                                -----------------

                                          FORT POINT PARTNERS, INC.,
                                          a California corporation

                                          By: /s/ JAMES T. ROCHE
                                             -----------------------------------

                                          Name: James T. Roche
                                               ---------------------------------

                                          Title: Co-CEO, Co-President
                                                --------------------------------
                                          Date:   April 10       , 2000
                                                -----------------



        Attachment 1: Copy of Master Lease

        Attachment 2: Copy of Tenant's Plans

        Attachment 3: Copy of Premises Floor Plan



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                               LANDLORD'S CONSENT

        The undersigned, Landlord under the Master Lease, has read and approved the foregoing Sublease and hereby consents to the subleasing of the Premises, as described in the foregoing Sublease, on the terms and conditions set forth in the foregoing Sublease. Landlord hereby covenants that, during the term of the Sublease, all notices to be issued by Landlord under or in connection with the Master Lease shall be sent to ShopNow at the address below, with a simultaneous copy to Subtenant at the Premises. Landlord agrees that the waiver set forth in
Section 7.05 of the Master Lease shall run in favor of ShopNow and Subtenant and Landlord shall inform its insurer of such waiver in accordance therewith such that Landlord's insurer shall not hold any right of subrogation. Landlord further agrees that if the Master Lease is terminated, surrendered or cancelled (unless as a result of an act or omission that is required to be performed or refrained from by Subtenant under the Sublease or the Master Lease), Landlord hereby elects to continue the Sublease in accordance with Section 9.08 of the Master Lease, and Subtenant agrees to attorn to Landlord as the sublandlord under the Sublease and the Sublease shall continue in full force and effect upon the same terms and conditions; provided, however, ShopNow shall incur no additional obligation to Landlord or Subtenant resulting from such election of Landlord or continuation of the Sublease.

        ShopNow.Com, Inc.
        411 First Avenue South
        Suite 200N
        Seattle, WA 98104
        Attn: General Counsel
        Fax: (206) 652 3105

        AND

        Haggingroup.com
        489 Miller Avenue
        Mill Valley, CA 94941
        Attn:  Controller
        Fax:  (415) 381 1164


        LANDLORD:

        CEP INVESTORS XII LLC, a Delaware limited liability company

        By:  EPI Investors XII LLC, a California limited liability company
        Its:  Manager

               By:  Ellis Partners, Inc., a California corporation
               Its:  Manager

                      By:
                         -----------------------------------
                      Name:
                           ---------------------------------
                      Title:
                            --------------------------------

        Date:             , 2000.
              ------------



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